Exhibit 10.12

Sichuan Wetouch Technology Co., Ltd.

Agreement of Compensation on Demolition of Land, Buildings, Equipment, and Ancillary Facilities

Dismantled Factory (hereinafter referred to as “Party A”): Sichuan Wetouch Technology Co., Ltd

Legal Representative: Shengyong Li

Address: No.29, Third Main Avenue, Shigao Industrial Park, Renshou County, Sichuan

Demolition party (hereinafter referred to as “Party B”):

Sichuan Renshou Shigao Tianfu Investment Co., Ltd

Legal representative: Wencai Guo

Address: Industrial Concentration Zone, Renshou County, Sichuan

Based on the progress of the demolition project of the land, plant and related ancillary facilities and equipment of Sichuan Wetouch Technology Co., Ltd. located at No.29, Third Main Avenue, Shigao Industrial Park, both parties strictly follow the relevant laws and regulations of demolition evaluation, and on the basis of the principle of fairness, the land, housing and related appurtenances and equipment of Sichuan Wetouch Technology Co., Ltd located at No.29, Third Main Avenue, Shigao Industrial Park, which are now used by Sichuan Wetouch Technology Co. Ltd, shall be assessed by Sichuan Dacheng Real Estate and Land Appraisal Co., Ltd (“Sichuan Dacheng”). Sichuan Dacheng will issue relevant assessment and consultation report, and both parties agree to take the assessment and consultation report as the main basis of demolition compensation. Now for the results of the assessment report, Party A and B, after friendly consultation, signed this demolition compensation agreement (hereinafter referred to as “the Agreement”), in order to jointly comply with:

Article 1 Basic information of the demolished object

The objects to be demolished are located at:

The total building area is 40,126. 88 square meters and the land area is 68,353. 33 square meters.

Article 2 Compensation for land, houses, related ancillary facilities and equipment

According to the Appraisal Report No.20210328 issued by Sichuan Dacheng Real Estate Land Appraisal Co., Ltd. on March 10, 2021, the total appraised value is RMB 100,173,913.00.

Article 3 Other Compensation

According to the negotiation between both parties, Party A will be given a demolition bonus of 15% of the appraised price for all other compensation except Article 2 of the Agreement, totaling RMB 15,026,087.00.

Article 4 Total Compensation

The total amount of compensation is the sum of Article 2 and Article 3 of this agreement, and the total amount is RMB: 115,200,000.00.

Article 5 Compensation Payment Conditions and Methods

1.Within three days from the date of signing this agreement, Party A will vacate all the items belonging to Party B in all the houses involved in the demolition area, and deliver all house keys with the original copy of the real estate certificate of the house and the relevant land certificate, the list of equipment and a copy of the business license of the enterprise (stamped with official seal) to Party B.

2. Within three days from the date when Party A vacates the house to Party B and submits the above-mentioned documents and materials, Party B shall pay Party A the total demolition amount of RMB 115,200,000.00.

3. Since Party B needs time to build new plants off-site, Party B will give Party A a maximum of 9 months, and Party A will unconditionally take back and implement demolition when the time expires. During this period, Party A will pay Party B RMB300,000 for the lease of buildings, land, ancillary facilities, and equipment on the 30th of each month from April 1, 2021 to December 31, 2021, which will be paid by Party A or other third parties designated by Party A.

4. If any event obstructing the demolition occurs during the demolition process before the expiration of the 9-month period, Party A shall deal with it on its own and has nothing to do with Party B, and all economic losses shall be borne by Party A.

Article 6 Liability for breach of contract and prohibited actions

1. Party A is prohibited to postpone the delivery of the house for any reason during the 9-month period agreed in this contract, and for each day of postponement, Party A shall pay Party B liquidated damages in accordance with 1% of the total compensation, which shall be cumulative. Party B has the right to deduct directly from the compensation.

2. Party B is prohibited to postpone payment for any reason. For each day of postponement of payment, Party B shall pay liquidated damages to Party A in accordance with 1% of the total amount of compensation, which shall be cumulative.

3. Any illegal and violent resistance to delivery of the house and illegal demolition is prohibited.

4. Both parties shall fulfill their confidentiality obligations and shall not disclose or reveal the contents of this agreement to any other party.

Article 7 Settlement of disputes

All disputes related to this agreement or the implementation of this agreement shall be settled through friendly negotiation; if it cannot be settled through negotiation, it shall be submitted to the local court where the real estate is located for litigation.

Article 8 Entry into force of the agreement

1. This agreement is effective from the date of signing and sealing by both parties. This agreement (including exhibits) is the complete agreement between Party A and Party B.

2. All terms set forth in the agreement shall not be changed or modified by either Party A or B without authorization. Any amendment, change, addition or deletion to this agreement shall only become effective after being signed and confirmed by the authorized representatives of both parties.

3. If there is any matter not covered in this agreement, both parties need to negotiate and make a supplementary agreement attached to this agreement. All supplementary agreements shall have the same legal effect as this agreement.

4. The establishment, entry into force, interpretation and performance of this agreement are based on the relevant laws of the People’s Republic of China.

5. This agreement is in four copies, each party holds two copies, and each agreement signed by both parties shall be the original copy.

Article 9 Exhibits

The exhibit to this agreement includes: Summary of Evaluation Report

　　　 (No text below)

Party A: Sichuan Wetouch Technology Co., Ltd (Seal)

Legal representative: (seal or signature)

Party B: Sichuan Renshou Shigao Tianfu Investment Co., Ltd (Seal)

Legal representative: (seal or signature)

Date: 03.16. 2021
Signed At: Shigao Town